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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  MAY 17, 1995


                               CODA ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


    State of Delaware                  0-10955                   75-1842480
     (State or Other           (Commission File Number)         (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

                              5735 Pineland Drive
                                   Suite 300
                              Dallas, Texas  75231
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (214) 692-1800


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                                                 Index of Exhibits - Page 3
                                                 Number of Pages - 5
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Item 5.  Other Events
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                      CODA ANNOUNCES ACQUISITION ACTIVITY

     Coda Energy, Inc. announced, together with its subsidiaries, the completion of approximately $12.8 million in acquisitions so far in 1995. Approximately $5.8 million in oil and gas property acquisitions have been made, as well as the purchase of an additional interest in one gas processing plant and associated gathering system, for $6.5 million, increasing its ownership to 100%. Additionally, a 60 mile pipeline has been purchased which further extends the gathering system connected to one gas processing plant.

     Doug Miller, Coda's Chairman, said, "Essentially all of the acquisitions made so far in 1995 have been comprised of additional interests in properties where Coda already has an ownership position and serves as operator. Historically we have found smaller acquisitions, like these, to be some of our best acquisitions."



Item 7.  Financial Statements and Exhibits
         ---------------------------------

The following documents are attached hereto as exhibits:

99.1 Coda Energy, Inc. Press Release dated May 17, 1995.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 1995                        CODA ENERGY, INC.


                                           By:    \s\ Joe Callaway
                                              --------------------------------
                                                Joe Callaway, Vice President
                                                and General Counsel

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                                 EXHIBIT INDEX


                                                                    Sequential
Exhibit No.                  Description of Exhibit                  Page No.
- -----------                  ----------------------                 ----------

99.1           Coda Energy, Inc. Press Release dated May 17, 1995.       5


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